Exhibit 99.1

ENDO INTERNATIONAL PLC COMMENCES TENDER OFFER

FOR ANY AND ALL OF ITS OUTSTANDING 5.75% SENIOR NOTES DUE 2022

DUBLIN, August 17, 2020 /PRNewswire/ -- Endo International plc (the “Company” or “Endo”) (NASDAQ: ENDP) announced today that Endo Finance LLC (“Endo Finance”), a wholly-owned subsidiary of the Company, has commenced a cash tender offer for any and all of its outstanding 5.75% Senior Notes due 2022 (CUSIP No. 29271L AA2; U2918V AA3) (the “Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase, dated as of the date hereof (the “Offer to Purchase”) and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery”). As of August 16, 2020, there were $182,479,000 principal amount of Notes outstanding. The tender offer is referred to herein as the “Offer.” The Offer to Purchase and the Notice of Guaranteed Delivery are referred to herein collectively as the “Offer Documents.”

The tender offer consideration for each $1,000 principal amount of the Notes purchased pursuant to the Offer will be $950 (the “Tender Offer Consideration”). Holders must validly tender (and not validly withdraw) or deliver a properly completed and duly executed Notice of Guaranteed Delivery for their Notes at or before the Expiration Time (as defined below) in order to be eligible to receive the Tender Offer Consideration. In addition, holders whose Notes are purchased in the Offer will receive accrued and unpaid interest from the July 15, 2020 interest payment date to, but not including, the Payment Date (as defined in the Offer to Purchase) for the Notes. Endo Finance expects the Payment Date to occur on August 26, 2020.

The Offer will expire at 5:00 p.m., New York City time, on August 21, 2020 (such time and date, as it may be extended, the “Expiration Time”), unless extended or earlier terminated by Endo Finance. The Notes tendered may be withdrawn at any time at or before the Expiration Time by following the procedures described in the Offer to Purchase.

Endo Finance’s obligation to accept for purchase and to pay for the Notes validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver, in Endo Finance’s discretion, of certain conditions, which are more fully described in the Offer to Purchase. The complete terms and conditions of the Offer are set forth in the Offer Documents. Holders of the Notes are urged to read the Offer Documents carefully.

Endo Finance has retained D.F. King & Co., Inc., as the tender agent and information agent for the Offer.

Holders who would like additional copies of the Offer Documents may call or email the information agent, D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers), (866) 796-1292 (all others), or endo@dfking.com. Copies of the Offer to Purchase and the related Notice of Guaranteed Delivery are also available at the following website: www.dfking.com/endo. Questions regarding the terms of the Offer should be directed to Endo Finance LLC (c/o Endo International plc) at (845) 364-4833 (collect) or via email at Relations.Investor@endo.com.

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Offer is being made solely pursuant to the Offer Documents. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Endo Finance by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Endo International plc

Endo International plc (NASDAQ: ENDP) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from a global team of passionate employees collaborating to bring the best treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Endo has global headquarters in Dublin, Ireland and U.S. headquarters in Malvern, Pennsylvania. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the relevant Canadian securities legislation, including, but not limited to, the statements regarding the timing and results of the Offer. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Endo’s current views, expectations and beliefs concerning future events, they involve risks and uncertainties. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this news release. Investors should note that many factors, including those risks related to our ability to consummate the Offer on the terms described herein and on the time period described or at all and such other factors as more fully described in the documents filed by Endo with the Securities and Exchange Commission and with securities regulators in Canada on the System for Electronic Document Analysis and Retrieval, including under the caption “Risk Factors” in Endo’s latest Form 10-K and subsequent Form 10-Q and Form 8-K filings, and as otherwise enumerated herein or therein, could affect Endo’s future results and could cause Endo’s actual results to differ materially from those expressed in forward-looking statements contained in this communication. The forward-looking statements in this press release are qualified by these risk factors. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

CONTACT: Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Pravesh Khandelwal, (845)-364-4833

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